UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 30, 2005
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure
On November 30, 2005, Airgas, Inc. (the “Company”) is holding its annual analyst meeting in Phoenix, Arizona. At the meeting, the Company is announcing certain financial targets for fiscal years 2006 and 2008. A press release containing the financial targets is attached as Exhibit 99.1 and incorporated herein by reference.
Non-GAAP Measures:
The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP). Return on capital is a non-GAAP measure that helps investors assess how effectively the Company uses the capital invested in its operations. Free Cash Flow is a non-GAAP measure that provides investors meaningful insight into the Company’s ability to generate cash from operations, which can be used at management’s discretion for acquisitions, the prepayment of debt or to support other investing and financing activities. The computation and reconciliation of the non-GAAP financial measures to the closest GAAP measure are presented below:

Computation and Reconciliation of Return on Capital
	FY06	FY08

Operating Income	259,000	330,000

Five Quarter Average of Total Assets	2,390,000	2,760,000
Five Quarter Average of Securitized Trade Receivables	210,000	250,000
Five Quarter Average of Current Liabilities (exclusive of debt)	(319,000)	(350,000)

Five Quarter Average Capital Employed	2,281,000	2,660,000

Return on Capital	11%	12%

Reconciliation of Net Cash Provided by Operating Activities	Forecast
to Free Cash Flow	FY06
Net Cash Provided by Operating Activities	274,000
Less: Cash provided by the securitization of trade receivables	(30,000)
Less: Net cash provided by the operations of NWS (1)	(20,000)

Adjusted Cash Provided by Operating Activities	224,000

Capital Expenditures	(175,000)
Add: Lease Buyouts	10,000
Add: Capital Expenditures of NWS (1)	25,000

Adjusted Capital Expenditures	(140,000)

Add Back:
Management Fee paid by NWS (1)	1,000
Proceeds from Sale of Plant & Equipment	5,000

Free Cash Flow	90,000

(1)	National Welders Supply Co. (“NWS”) is a corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. The liabilities of NWS are non-recourse to the Company. Likewise, the cash flows in excess of the management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company’s non-GAAP Free Cash Flow measure.
Slide number six to be presented at the annual analyst meeting depicts an 18-year graph of sales, shareholders’ equity, Adjusted EBITDA and interest expense for the period FY89 through FY06 (forecast). Adjusted EBITDA is a financial measure that is not defined under GAAP. Adjusted EBITDA and a reconciliation to cash from operations for the period FY89 through FY05 was previously disclosed in a Form 8-K dated July 8, 2005. Since the forecast of FY06 Adjusted EBITDA had not been previously disseminated to the public, the computation of the measure and associated reconciliation are furnished in this Form 8-K. The Company believes Adjusted EBITDA provides investors meaningful insight into the Company’s ability to generate cash from operations to support required working capital, capital expenditures and financial obligations. Forecast fiscal 2006 Adjusted EBITDA and the related reconciliation are presented below:

Reconciliation of Operating Income to Adjusted EBITDA to	Forecast
Cash from Operations	3/31/2006
Operating income	259,000
Add: Depreciation & amortization	127,000

Adjusted EBITDA	386,000

(Uses)/sources of cash excluded from Adjusted EBITDA, included in Cash from Operations
Interest expense, net	(56,000)
Discount on securitization of receivables	(9,000)
Current income taxes	(31,000)
Other income, net	1,000
Loss on divestiture	4,000
Gain on sale of PP&E	(1,000)
Stock issued for employee benefits	10,000
Cash used by working capital	(30,000)

Net Cash Provided by Operating Activities	274,000

The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(a) None
(b) None
(c) None
(d) Exhibits.
     99.1 — Press Release dated November 30, 2005

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.
(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC. AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Robert M. McLaughlin		AIRGAS SOUTH, INC.
	Robert M. McLaughlin		AIRGAS GULF STATES, INC.
Vice President & Controller	AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
RUTLAND TOOL & SUPPLY CO., INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Robert M. McLaughlin
Robert M. McLaughlin Vice President

ATNL, INC.

(Co-Registrant)

		BY:	/s/ Melanie Andrews
Melanie Andrews President
DATED: November 30, 2005